Exhibit 99.1

For Immediate Release	Contact: Kevin Stout
Landstar System, Inc.
www.landstar.com
October 25, 2017	904-398-9400

LANDSTAR SYSTEM REPORTS RECORD QUARTERLY REVENUE OF $943 MILLION AND RECORD QUARTERLY DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF $1.01

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported record quarterly diluted earnings per share from continuing operations of $1.01 on record quarterly revenue of $943 million in the 2017 third quarter. Landstar reported diluted earnings per share of $0.86 on revenue of $788 million in the 2016 third quarter. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) was a quarterly record of $140.0 million in the 2017 third quarter compared to $121.8 million in the 2016 third quarter. Operating margin, representing operating income divided by gross profit, was 43.3 percent in the 2017 third quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2017 third quarter was $877.6 million, or 93 percent of revenue, compared to $732.9 million, or 93 percent of revenue, in the 2016 third quarter. Truckload transportation revenue hauled via van equipment in the 2017 third quarter was $550.5 million compared to $465.8 million in the 2016 third quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2017 third quarter was $304.5 million compared to $248.9 million in the 2016 third quarter. Revenue hauled by rail, air and ocean cargo carriers was $53.7 million, or 6 percent of revenue, in the 2017 third quarter compared to $43.4 million, or 6 percent of revenue, in the 2016 third quarter.

LANDSTAR SYSTEM/ 2

Trailing twelve-month return on average shareholders’ equity was 26 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 22 percent. Currently, there are approximately 1,036,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program. As of September 30, 2017, the Company had $295 million in cash and short term investments and $217 million available for borrowings under the Company’s senior credit facility.

In addition, Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.10 per share payable on December 8, 2017, to stockholders of record as of the close of business on November 14, 2017. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

Commenting on Landstar’s 2017 third quarter, Landstar’s President and CEO Jim Gattoni said, “I am very pleased with Landstar’s top-line and gross profit growth in the 2017 third quarter. The Company’s top-line revenue and bottom-line diluted earnings per share each established all-time quarterly records for the Company, as revenue of $943 million represented growth of 20 percent over the 2016 third quarter and diluted earnings per share of $1.01 grew 17 percent over the 2016 third quarter. Moreover, Landstar generated more gross profit in the 2017 third quarter than in any other quarter in the Company’s history.”

Gattoni continued, “There were several developments during the Company’s third quarter that impacted results that were not anticipated when our third quarter guidance was provided on July 27th, the date of our second quarter earnings conference call. First, the Company recorded tax benefits during the third quarter of approximately $5.2 million related to the Internal Revenue Code Section 199 domestic production activities deduction and research and development credits. The net impact to diluted earnings per share related to these tax benefits was approximately $0.12. Second, the Company recorded revenue of approximately $23.0 million in support of local, state and federal relief efforts relating to recent hurricanes that impacted Texas, the southeastern United States and Puerto Rico. These services in support of relief efforts contributed approximately $0.05 to diluted earnings per share in the third quarter. Third, the Company experienced insurance and claims expense during its 2017 third quarter significantly higher than anticipated as a percentage of BCO revenue, attributable to increased severity and, in particular, a single severe accident that occurred during the

LANDSTAR SYSTEM/ 3

third quarter. Lastly, the provision for bonuses under the Company’s incentive compensation plan was significantly higher than the amount anticipated at the time we provided our third quarter guidance as a result of earnings performance above our previously issued earnings guidance. In the aggregate, the impact on diluted earnings per share at the mid-point of the range of our previously issued guidance was $0.11 from higher than anticipated insurance and claims costs and increased selling, general and administrative costs relating to the increased provision for bonuses under the Company’s incentive compensation plan.”

Gattoni also noted, “During the 2017 third quarter, the Company announced the opening of Landstar Metro in Mexico City as part of its expanded Mexico services. Landstar Metro is a full-service transportation logistics provider with access to truckload, less-than-truckload and expedited third-party capacity, with the benefits of Landstar’s North American freight transportation network and management services. The new operation provides freight and logistics services within the country of Mexico and longer term, is expected to benefit Landstar’s U.S. / Mexico cross-border services at 11 border-crossing points. Although the impact to diluted earnings per share was inconsequential for the quarter, the opening of Landstar Metro added to an already very exciting quarter for the Company.”

Gattoni further commented, “The number of loads hauled via truck in the 2017 third quarter increased 13 percent over the 2016 third quarter, driven by a 13 percent increase in the number of loads hauled via van equipment, a 13 percent increase in the number of loads hauled via unsided/platform equipment and a 20 percent increase in less-than-truckload volume. The number of loads hauled via truck in the third quarter of 2017 was also an all-time Landstar quarterly record and included approximately 16,000 loads related to relief efforts. The number of loads hauled via railroads, ocean cargo carriers and air cargo carriers was 1 percent higher in the 2017 third quarter compared to the 2016 third quarter.”

Gattoni continued, “The pricing environment for our truckload services strengthened throughout the 2017 third quarter. Industry-wide truck capacity tightened as we moved throughout the quarter resulting in year-over-prior-year increases in revenue per load on loads hauled via truck of 3 percent, 4 percent and 9 percent as compared to July,

LANDSTAR SYSTEM/ 4

August and September of 2016, respectively. Overall, revenue per load on loads hauled via truck was 6 percent higher in the 2017 third quarter compared to the 2016 third quarter. 2017 third quarter operating margin was 43.3 percent. Operating margin was negatively impacted by elevated insurance and claims costs and an increased provision for incentive compensation as previously mentioned.”

Gattoni further stated, “Looking forward, there are a few factors that complicate the comparison of the 2017 fourth quarter to the 2016 fourth quarter. Notably, the 2016 fourth quarter included 14 weeks of operations while the 2017 fourth quarter will include 13 weeks. In addition, the timing of Christmas on a Sunday in the 2016 fourth quarter resulted in productive weeks both before and after Christmas. Christmas falls on a Monday in 2017, which will result in less working days during that final week of our fiscal year. We estimate that the extra week and timing of Christmas contributed approximately 30,000 loads and $52 million of revenue to the results in the 2016 fourth quarter. As it relates to sequential comparisons between the 2017 third quarter and the 2017 fourth quarter, as described above, the 2017 third quarter included $23 million of revenue for relief efforts related to the storms that impacted Texas, the Southeastern United States and Puerto Rico in September. Revenue for relief efforts in October was insignificant and, therefore, our revenue estimate for the 2017 fourth quarter does not include any revenue for storm-related relief efforts.”

Commenting on Landstar’s 2017 fourth quarter, Gattoni said, “In recent years, with the exception of 2016 for the reasons mentioned above, fourth quarter revenue typically has exceeded third quarter revenue in a range of 1 percent to 5 percent. Based on our strong finish in September and current trends through the first few weeks of October, I anticipate 2017 fourth quarter revenue to be in a range of $975 million to $1.025 billion. This revenue estimate exceeds the 2016 fourth quarter in a range from 9 percent to 15 percent, 16 percent to 22 percent when excluding the $52 million of estimated revenue from the extra week and the effect of the timing of Christmas from the 2016 fourth quarter. I expect strong pricing to continue through the 2017 fourth quarter with revenue per load on loads hauled via truck to exceed the prior year fourth quarter in a low double digit percentage range. I also anticipate the number of loads hauled via truck in the 2017 fourth quarter to be above the 2016 fourth quarter in a high single digit to low double digit percentage range when excluding the estimated 30,000 truckloads included

LANDSTAR SYSTEM/ 5

in the 2016 fourth quarter resulting from the extra week and the effect of the timing of Christmas. Assuming insurance and claims costs in the 2017 fourth quarter are approximately 3.3 percent of BCO revenue, representing average insurance and claims costs as a percent of BCO revenue over the past 5 years, I would expect diluted earnings per share to be in a range of $0.98 to $1.03 in the 2017 fourth quarter.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Third Quarter 2017 Earnings Release Conference Call.”

This earnings announcement, as well as an accompanying slide presentation, is available through the Company’s website at http://investor.landstar.com under “Presentations” and on a Form 8-K filed with the Securities and Exchange Commission.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. foreign trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2016 fiscal year, described in Item

LANDSTAR SYSTEM/ 6

1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2013 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

LANDSTAR SYSTEM/ 7

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2017	2016	2017	2016
Revenue	$2,594,772	$2,274,805	$943,430	$787,938
Investment income	1,733	1,100	711	357

Costs and expenses:
Purchased transportation	1,989,938	1,730,745	726,827	601,002
Commissions to agents	210,678	189,075	76,598	65,144
Other operating costs, net of gains on asset sales/dispositions	22,497	21,484	8,097	7,492
Insurance and claims	46,333	42,795	17,927	12,488
Selling, general and administrative	123,179	106,211	43,995	34,692
Depreciation and amortization	29,961	26,109	10,130	9,016

Total costs and expenses	2,422,586	2,116,419	883,574	729,834

Operating income	173,919	159,486	60,567	58,461
Interest and debt expense	2,559	2,725	657	948

Income before income taxes	171,360	156,761	59,910	57,513
Income taxes	59,047	58,985	17,490	21,235

Net income	112,313	97,776	42,420	36,278
Less: Net loss attributable to noncontrolling interest	(23)	—	(23)	—

Net income attributable to Landstar System, Inc. and subsidiary	$112,336	$97,776	$42,443	$36,278

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$2.68	$2.32	$1.01	$0.86

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$2.67	$2.31	$1.01	$0.86

Average number of shares outstanding:
Earnings per common share	41,924,000	42,223,000	41,957,000	42,039,000

Diluted earnings per share	42,013,000	42,341,000	42,028,000	42,170,000

Dividends per common share	$0.28	$0.25	$0.10	$0.09

LANDSTAR SYSTEM/ 8

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$249,741	$178,897
Short-term investments	45,687	66,560
Trade accounts receivable, less allowance of $6,163 and $5,161	546,826	463,102
Other receivables, including advances to independent contractors, less allowance of $6,306 and $5,523	18,704	18,567
Other current assets	16,925	10,281

Total current assets	877,883	737,407

Operating property, less accumulated depreciation and amortization of $210,018 and $190,374	261,465	272,843
Goodwill	39,914	31,134
Other assets	84,077	55,207

Total assets	$1,263,339	$1,096,591

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$33,853	$36,251
Accounts payable	269,389	219,409
Current maturities of long-term debt	40,610	45,047
Insurance claims	34,211	26,121
Other current liabilities	68,854	53,483

Total current liabilities	446,917	380,311

Long-term debt, excluding current maturities	76,792	93,257
Insurance claims	32,804	26,883
Deferred income taxes and other non-current liabilities	52,853	53,583

Equity
Landstar System, Inc. and subsidiary shareholders’ equity
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 67,715,290 and 67,585,675 shares	677	676
Additional paid-in capital	205,396	199,414
Retained earnings	1,613,590	1,512,993
Cost of 25,749,493 and 25,747,541 shares of common stock in treasury	(1,167,600)	(1,167,437)
Accumulated other comprehensive loss	(1,708)	(3,089)

Total Landstar System, Inc. and subsidiary shareholders’ equity	650,355	542,557

Noncontrolling interest	3,618	—

Total equity	653,973	542,557

Total liabilities and equity	$1,263,339	$1,096,591

LANDSTAR SYSTEM/ 9

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2017	2016	2017	2016
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,529,402	$1,351,980	$550,484	$465,785
Unsided/platform equipment	825,194	700,369	304,536	248,939
Less-than-truckload	65,397	54,066	22,598	18,139

Total truck transportation	2,419,993	2,106,415	877,618	732,863
Rail intermodal	68,570	76,987	24,213	24,650
Ocean and air cargo carriers	70,708	56,500	29,523	18,790
Other (1)	35,501	34,903	12,076	11,635

	$2,594,772	$2,274,805	$943,430	$787,938

Revenue on loads hauled via BCO Independent Contractors (2) included in total truck transportation	$1,211,564	$1,086,848	$435,479	$379,196

Number of loads:
Truck transportation
Truckload:
Van equipment	942,894	847,208	329,329	291,089
Unsided/platform equipment	362,936	331,226	126,509	112,192
Less-than-truckload	98,740	84,316	34,232	28,589

Total truck transportation	1,404,570	1,262,750	490,070	431,870
Rail intermodal	32,040	36,120	11,080	11,940
Ocean and air cargo carriers	18,150	14,910	6,210	5,130

	1,454,760	1,313,780	507,360	448,940

Loads hauled via BCO Independent Contractors (2) included in total truck transportation	686,830	630,880	232,970	216,220

Revenue per load:
Truck transportation
Truckload:
Van equipment	$1,622	$1,596	$1,672	$1,600
Unsided/platform equipment	2,274	2,114	2,407	2,219
Less-than-truckload	662	641	660	634
Total truck transportation	1,723	1,668	1,791	1,697
Rail intermodal	2,140	2,131	2,185	2,064
Ocean and air cargo carriers	3,896	3,789	4,754	3,663

Revenue per load on loads hauled via BCO Independent Contractors (2)	$1,764	$1,723	$1,869	$1,754

Revenue by capacity type (as a % of total revenue);
Truck capacity providers:
BCO Independent Contractors (2)	47%	48%	46%	48%
Truck Brokerage Carriers	47%	45%	47%	45%
Rail intermodal	3%	3%	3%	3%
Ocean and air cargo carriers	3%	2%	3%	2%
Other	1%	2%	1%	1%

			September 30,	September 24,
			2017	2016
Truck Capacity Providers
BCO Independent Contractors (2)			8,939	8,889

Truck Brokerage Carriers:
Approved and active (3)			32,925	30,860
Other approved			15,138	15,691

			48,063	46,551

Total available truck capacity providers			57,002	55,440

Trucks provided by BCO Independent Contractors (2)			9,548	9,510

(1)	Includes primarily reinsurance premium revenue generated by the insurance segment.
(2)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(3)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.